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                                                                     EXHIBIT 5




                                    May 18, 1999

Board of Directors
UNOVA, Inc.
21900 Burbank Boulevard
Woodland Hills, CA  91367


         Re:                Registration Statement on Form S-8
                            UNOVA, Inc. 1999 Stock Incentive Plan


Dear Sirs and Madam:

     As Senior Vice President and General Counsel of UNOVA, Inc., a Delaware corporation (the "Company"), I have examined the Certificate of Incorporation and By-laws of the Company, its minute books and other corporate records, certain proceedings taken by the Company's Board of Directors and shareholders to authorize the adoption of the UNOVA, Inc. 1999 Stock Incentive Plan (the "Plan") and the issuance and sale of shares of the Company's $.01 par value Common Stock ("Common Stock") pursuant to the Plan, and such laws, rules, regulations, and other matters as I have deemed necessary or appropriate in connection with the following opinion.

     Based on such examination and authorization, I am of the opinion that the Company has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

     I am further of the opinion that the Plan was duly adopted by the Board of Directors of the Company on March 11, 1999, and that the Plan was approved by the Company's shareholders at the Annual Meeting of Shareholders held on May 7, 1999. It is my opinion that the issuance and sale of up to 4,500,000 shares of Common Stock, in accordance with the provisions of the Plan, have been duly authorized by all necessary corporate proceedings; and, when issued in accordance with the terms of the Plan, the aforesaid shares of Common Stock will be duly and legally issued, fully paid, and nonassessable.

     I am familiar with the Registration Statement being filed on Form S-8 pursuant to the Securities Act of 1933, as amended, relating to a maximum of 4,500,000 shares of Common Stock which may be issuable under the Plan, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name, and the statements made with respect to me, in Item 5 of the Registration Statement under the caption "Interests of Named Experts and Counsel."

                                               Very truly yours,


                                               /s/ Norman L. Roberts
                                               ----------------------
                                                   Norman L. Roberts
NLR:vu

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